Rights to Purchase
6 1/4% Subordinated Convertible Notes due 2008 of
PENN TREATY AMERICAN CORPORATION
Initially Distributed to Holders of Common Stock,
6 1/4% Convertible Subordinated Notes due 2003, and
6 1/4% Convertible Subordinated Notes due 2008

To Securities Dealers, Commercial Banks,
Brokers, Trust Companies and Other Nominees:

        Enclosed is a Prospectus Supplement, dated December 24, 2002, to a Prospectus dated November 15, 2000 (the "Prospectus Supplement"), and Instructions as to Use of Rights Certificates (the "Instructions"), relating to the offering of 6 1/4% convertible subordinated notes due 2008, (the "Notes"), of Penn Treaty American Corporation (the "Company") at a subscription price of $1,000 per Note, in cash, pursuant to transferable subscription rights (the "Rights") initially distributed to holders of record of shares of the Company's common stock, holders of record of 6 1/4% convertible subordinated notes due 2003 (the "2003 Notes") and holders of record of 6 1/4% convertible subordinated notes due 2008 (the "2008 Notes" and, together with the 2003 Notes, the "Existing Notes") as of the close of business on November 25, 2002 (the "Record Date"). The Rights are described in the Prospectus Supplement and evidenced by a Rights Certificate (a "Rights Certificate") registered in your name or the name of your nominee.

        Each beneficial owner of the Company's common stock is entitled to one Right for each 973 shares of the Company's common stock owned by such beneficial owner on the Record Date. Additionally, each beneficial owner of Existing Notes is entitled to one Right for each $27,673 principal amount of 2003 Notes or $2,433 principal amount of 2008 Notes owned by such beneficial owner on the Record Date. In lieu of fractional Rights, the number of Rights issued to each beneficial owner has been rounded up to the next higher whole number.

        We are asking you to contact your clients for whom you hold shares of the Company's common stock and/or Existing Notes, as the case may be, registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Please submit all reimbursement requests to: Wells Fargo Bank Minnesota, N.A. Corporate Trust Services, MAC N9303-110, Sixth and Marquette Avenue, Minneapolis, MN 55479.

        Enclosed are copies of the following documents:

  1.
  The Prospectus Supplement;

  2.
  The Instructions;

  3.
  A form of letter which may be sent to clients for whose accounts you hold shares of the Company's common stock and/or Existing Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Rights;

  4.
  Nominee Holder Certification;

  5.
  A Notice of Guaranteed Delivery; and

  6.
  A return envelope addressed to Wells Fargo Bank Minnesota, the Subscription Agent.

        Your prompt action is requested. The Rights will expire at 5:00 p.m., Eastern time, on January 20, 2003 (the "Expiration Date"). The Company may extend the Expiration Date to a date and time no later than 5:00 p.m., Eastern time on January 31, 2003.

        TO EXERCISE RIGHTS, PROPERLY COMPLETED AND EXECUTED RIGHTS CERTIFICATE(S) (UNLESS THE GUARANTEED DELIVERY PROCEDURES ARE COMPLIED WITH) AND PAYMENT IN FULL FOR ALL RIGHTS EXERCISED MUST BE DELIVERED TO THE SUBSCRIPTION AGENT AS INDICATED IN THE PROSPECTUS SUPPLEMENT PRIOR TO THE

EXPIRATION DATE. EXERCISE OF OVERSUBSCRIPTION PRIVILEGES MUST BE ACCOMPANIED BY A COMPLETED NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION.

        Additional copies of the enclosed materials may be obtained from Georgeson Shareholder Communications, Inc., the Information Agent, by calling (212) 440-9800.

Very truly yours,
PENN TREATY AMERICAN CORPORATION
By:	Cameron Waite Executive Vice President and Chief Financial Officer

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE SUBSCRIPTION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE NOTES, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS SUPPLEMENT OR THE SUBSCRIPTION DOCUMENTS.